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                                                                   EXHIBIT 5(a)

                     [LETTERHEAD OF ANDREWS & KURTH L.L.P.]


                                February 26, 2001

Anadarko Petroleum Corporation
17001 Northchase Drive
Houston, Texas 77060-2141

Ladies and Gentlemen:

               We have acted as counsel to Anadarko Petroleum Corporation, a Delaware corporation (the "Company"), in connection with the preparation of a registration statement on Form S-3, as amended (Registration No. 333-55964), (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the offering from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the "Prospectus") and one or more supplements to the Prospectus (each, a "Prospectus Supplement"), of common stock ("Common Stock"), warrants ("Warrants"), preferred stock ("Preferred Stock"), depositary shares representing Preferred Stock ("Depositary Shares") evidenced by depositary receipts (the "Receipts"), purchase contracts ("Purchase Contracts"), stock purchase units ("Purchase Units"), guarantees ("Guarantees"), debt securities ("Debt Securities") and trust preferred securities ("Trust Preferred Securities") of the Company, having an aggregate initial public offering price not to exceed U.S. $1,000,000,000, on terms to be determined at the time of the offering. The Common Stock, Warrants, Preferred Stock, Depositary Shares, Purchase Contracts, Purchase Units, Guarantees, Debt Securities and Trust Preferred Securities are collectively referred to herein as the "Securities." All capitalized terms which are not defined herein shall have the meanings assigned to them in the Registration Statement.

               The Purchase Contracts will be issued pursuant to a purchase contract agreement (the "Purchase Contract Agreement") between the Company and the purchase contract agent (the "Purchase Contract Agent"). The Depositary Shares will be issued pursuant to a deposit agreement (the "Deposit Agreement") between the Company and the depositary agent (the "Depositary Agent"). The Guarantees will be issued pursuant to a guarantee agreement (the "Guarantee Agreement") between the Company and the guarantee trustee (the "Guarantee Trustee"). The Debt Securities will be issued pursuant to (i) a senior indenture (the "Senior Indenture") or (ii) a subordinated indenture (the "Subordinated Indenture"), between the Company and The Bank of New York, as trustee.

               In arriving at the opinions expressed below, we have examined (i) the Certificate of Incorporation and Bylaws of the Company, as amended to date,
(ii) the Registration Statement, (iii) the Prospectus and (iv) the originals or copies certified or otherwise identified to our satisfaction of such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

               In rendering the opinions expressed below, we have assumed and have not verified (i) the genuineness of the signatures on all documents that we have examined, (ii) the legal capacity of all natural persons, (iii) the conformity to the originals of all documents supplied to us as certified or photostatic or faxed copies and (iv) the authenticity of the originals of such documents.

               Based on the foregoing, and subject to the limitations and other qualifications set forth below:

               1. With respect to Common Stock, we are of the opinion that, when
(a) the Company has taken all necessary action to approve the issuance of such Common Stock, the terms of the offering thereof and related matters and (b) such Common Stock has been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Company upon payment (or delivery) of the consideration therefor provided for therein, such Common Stock will be validly issued, fully paid and nonassessable.




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Anadarko Petroleum Corporation
February 23, 2001
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               2. With respect to Warrants to be issued under a Warrant
Agreement, we are of the opinion that, when (a) the Company has taken all necessary action to approve the issuance and terms of such Warrants, the terms of the offering thereof and related matters, (b) the Warrant Agreement has been duly authorized and validly executed and delivered by the Company and the Warrant Agent and (c) such Warrants have been duly executed, authenticated, issued and delivered in accordance with the terms of the Warrant Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Company upon payment (or delivery) of the consideration therefor provided for therein, such Warrants will be legally issued and will constitute valid and binding obligations of the Company.

               3. With respect to the Preferred Stock, assuming the (a) taking by the Board of all necessary corporate action to authorize and approve the issuance of a series of the Preferred Stock, (b) due filing with the Office of the Secretary of State of Delaware of the applicable Certificate of Designation for the particular series of Preferred Stock to be issued and (c) due issuance and delivery of such series of the Preferred Stock, upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, such series of the Preferred Stock will be validly issued, fully paid and nonassessable.

               4. With respect to the Depositary Shares, assuming the (a) taking by the Board of all necessary corporate action to authorize and approve the issuance and terms of the series of Preferred Stock to be issued in connection therewith, (b) due filing with the Office of the Secretary of State of Delaware of the applicable Certificate of Designation for the particular series of Preferred Stock to be issued, (c) terms of the Depositary Shares and of their issuance and sale have been duly established in conformity with the terms of the Deposit Agreement, (d) due issuance and delivery of such series of Preferred Stock, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and
(e) Receipts evidencing the Depositary Shares are duly issued against the deposit of the applicable series of Preferred Stock in accordance with the Deposit Agreement, such Receipts will be validly issued and entitle the holders thereof to the rights specified in the Deposit Agreement.

               5. With respect to the Purchase Contracts, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and terms for the issuance of Purchase Contracts, the terms of the applicable offering thereof and related matters by the Board and (b) due execution, issuance and delivery of the applicable Purchase Contracts, upon payment of the consideration for such Purchase Contracts provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Purchase Contract Agreement, the Purchase Contracts will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

               6. With respect to the Purchase Units, assuming the (a) taking of all necessary corporate action to authorize and approve (i) the issuance and terms of the Purchase Units, (ii) execution and terms of the Purchase Contracts which are a component of the Purchase Units, the terms of the offering thereof and related matters, (iii) the issuance and terms of the applicable series of Debt Securities which are a component of the Purchase Units, the terms of the offering thereof and related matters, (iv) the issuance and terms of the Trust Preferred Securities which are a component of the applicable Purchase Units, the terms of the offering thereof and related matters, (b) taking of all necessary corporate action to authorize and approve the issuance and terms of debt obligations, including U.S. treasury securities ("Third Party Debt Securities"), which are a component of the Purchase Units and related matters by the board of directors of each third party, a duly constituted and acting committee of such board or duly authorized officers of each third party and (c) due execution, authentication, in the case of the applicable series of Debt Securities and Third Party Debt Securities, issuance and delivery of the (i) the applicable Purchase Units, (ii) such Purchase Contracts, (iii) such series of Debt Securities, (iv) such Trust Preferred Securities and (v) such Third Party Debt Securities, in each case upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Purchase Contract Agreement, in the case of the Purchase Contracts, the applicable Indenture, in the case of a series of Debt Securities, the



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Anadarko Petroleum Corporation
February 23, 2001
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applicable Certificates of Trust and Trust Agreement, in the case of such Trust
Preferred Securities and the applicable indenture, in the case of such Third Party Debt Securities, such Purchase Units will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

               7. With respect to the Guarantees, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and terms of the Guarantees, the terms of the offering thereof and related matters by the Board, (b) due execution, issuance and delivery of the Guarantees upon payment of the consideration thereof provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Guarantee Agreement, such Guarantees will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

               8. With respect to any series of Debt Securities to be issued under the Senior Indenture, we are of the opinion that, when (a) the Senior Indenture and the applicable supplement thereto, if any, has been duly authorized and validly executed and delivered by the Company and the Trustee,
(b) the Senior Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (c) the Company has taken all necessary action to approve the issuance and terms of such series of Debt Securities, the terms of the offering thereof and related matters and (d) such series of Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the terms of the Senior Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Company upon payment (or delivery) of the consideration therefor provided for therein, such series of Debt Securities will be legally issued and will constitute valid and legally binding obligations of the Company.

               9. With respect to any series of Debt Securities to be issued under the Subordinated Indenture, we are of the opinion that, when (a) the Subordinated Indenture and the applicable supplement thereto, if any, has been duly authorized and validly executed and delivered by the Company and the Trustee, (b) the Subordinated Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (c) the Company has taken all necessary action to approve the issuance and terms of such series of Debt Securities, the terms of the offering thereof and related matters and (d) such series of Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the terms of the Subordinated Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Company upon payment (or delivery) of the consideration therefor provided for therein, such series of Debt Securities will be legally issued and will constitute valid and legally binding obligations of the Company.

               The validity and enforceability of any of the obligations of the Company with reference to any Security are subject to applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer or conveyance), reorganization, moratorium and other similar laws affecting creditors' rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law). The opinions expressed above are also subject to possible judicial action giving effect to governmental actions or foreign laws affecting creditors' rights.

               For the purposes of the opinions expressed above, we have assumed that (1) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and such effectiveness shall not have been terminated or rescinded, (2) a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby, (3) all Securities will have been issued and sold in compliance with applicable United States federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement and (4) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company (if applicable) and the other parties thereto.

               With respect to our opinions expressed above as they relate to Debt Securities denominated in a currency other than U.S. dollars, we note that effective enforcement of a foreign currency claim in a New York State court or a federal court sitting in the State of New York may be limited by requirements that the claim (or a foreign



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Anadarko Petroleum Corporation
February 23, 2001
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currency judgment in respect of such claim) be converted into U.S. dollars at the rate of exchange prevailing on a specified date. We express no opinion as to whether a New York State court or a federal court sitting in the State of New York would award a judgment in a currency other than U.S. dollars.

               We express no opinion other than as to the federal laws of the United States of America, the laws of the State of New York and the General Corporation Law of the State of Delaware. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus. In giving this consent we do not admit that we are "experts" under the Act, or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit. This opinion is rendered solely for your benefit in connection with the above matter and may not be relied upon in any manner by any other person or entity without our express written consent.

                                       Very truly yours,



                                       /s/ ANDREWS & KURTH L.L.P.